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                                                             Exhibit No. 5.01(a)




Exhibit Number 5.01.a.
OPINION OF HENDERSON & LYMAN

[HENDERSON & LYMAN LETTERHEAD]

August 20, 2002

Quadriga Superfund, L.P. Series A and Series B
Le Marquis Complex, Unit 5, P.O. Box 1479
Grand Anse, St. George's
Grenada, West Indies


RE: RE: QUADRIGA SUPERFUND, L.P. SERIES A AND SERIES B UNITS OF LIMITED PARTNERSHIP INTEREST

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1 (the "Registration Statement"), filed on the date hereof by Quadriga Superfund, L.P., a Delaware limited partnership (the "Partnership"), under the Securities Act of 1933 (the "1933 Act"), with the Securities and Exchange Commission, relating to the registration under the 1933 Act of $200,000,000 of Units of Limited Partnership Interest (the "Units"). For purposes of expressing the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following: (a) The Certificate of Limited Partnership of the Partnership, dated April 17, 2002 (the "Certificate of Partnership"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State"); (b) The Limited Partnership Agreement of the Partnership, dated as of May ____, 2002, attached to the Registration Statement as Exhibit "A"; (c) The Registration Statement; (d) A form of Subscription Agreement and Power of Attorney, including a Subscription Agreement and Power of Attorney Signature Page of the Partnership (the "Subscription Agreement"), attached to the Registration Statement as Exhibit "D"; and (f) A Certificate of Good Standing for the Partnership ("Certificate") obtained from the Delaware Secretary of State. Initially capitalized terms used herein and not otherwise defined are used as defined in the Registration Statement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated

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herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform to the original copies of those documents. For purposes of this opinion, we have assumed (i) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ii) that after the issuance and sale of Units in the Partnership under the Registration Statement and the Agreement, the dollar amount of the Units issued by the Partnership will equal or exceed the minimum, and the dollar amount of the Units issued and reserved for issuance by the Partnership will not exceed the maximum, dollar amount of the Units which may be issued by the Partnership under the Registration Statement and the Agreement, (iii) that the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of beneficial owners to, and the creation, operation and termination of, the Partnership and that the Agreement and the Certificate are in full force and effect, have not been amended and no amendment of the Agreement or the Certificate is pending or has been proposed, and (iv) except for the due creation and valid existence in good standing of the Partnership as a business Partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. Code Section 17-101, et seq.) (the "Act"), the due creation, organization or formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation and the capacity of persons and entities who are parties to the documents examined by us. Insofar as the opinions expressed herein relate to the Units and persons and entities to be admitted to the Partnership as beneficial owners of the Partnership in connection with the Registration Statement (the "Unitholders"), the opinions expressed herein relate solely to the Unitholders and the Units to be issued in connection with the Registration Statement.

         Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Partnership has been duly created and is validly existing in good standing as a limited partnership under the Act.

                  2. Assuming (i) that the General Partner has taken all corporate action required to be taken by it to authorize the issuance and sale of Units to the Unitholders and to authorize the admission to the Partnership of the Unitholders as beneficial owners of the Partnership, (ii) the due authorization, execution and delivery to the General Partner of a Subscription Agreement by each Unitholder, (iii) the due acceptance by the General Partner of each Subscription Agreement and the due acceptance by the General Partner of the admission of the Unitholders as beneficial owners of the Partnership to the Partnership, (iv) the payment by

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         each Unitholder to the Partnership of the full consideration due from it for the Units subscribed to by it, (v) the due authorization, execution and delivery by all parties thereto, including the Unitholders as beneficial owners of the Partnership, of the Agreement,
         (vi) that the books and records of the Partnership set forth all information required by the Agreement and the Act, including all information with respect to all persons and entities to be admitted as Unitholders and their contributions to the Partnership, and (vii) that the Units are offered and sold as described in the Registration Statement and the Agreement, the Units to be issued to the Unitholders will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Partnership, as to which the Unitholders, as beneficial owners of the Partnership, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit, subject to the obligation of a Unitholder to make contributions required to be made by it to the Partnership, to make other payments provided for in the Agreement and to repay any funds wrongfully distributed to it from the Partnership.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states (including the state of Delaware) to the sale of the Units. We are not authorized, and do not purport, to practice law in the State of Delaware. This opinion speaks as of the date hereof, and we assume no obligation to update this opinion as of any future date. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. This opinion shall not be used by any other person for any purpose without our written consent.

Very truly yours,

HENDERSON & LYMAN